Suite 1120, Cathedral Place,
925 West Georgia Street
Vancouver, British Columbia,
Canada V6C 3L2
Tel: (604) 687-6600
Toll Free: 1-888-411-GOLD
Fax: (604) 687-3932
Email: info@aurizon.com
www.aurizon.com
Toronto Stock Exchange Ticker Symbol ARZ NYSE MKT Ticker Symbol AZK U.S. Registration (File 001-31893) News Release Issue No. 32 - 2013

May 28, 2013
FOR IMMEDIATE RELEASE

Aurizon Announces Receipt of Investment Canada Act Approval

Aurizon Mines Ltd. (TSX:ARZ)(NYSE MKT:AZK) (“Aurizon”) is pleased to announce that the Minister of Industry and Minister of State has in accordance with the Investment Canada Act approved the arrangement transaction involving Hecla Mining Company and Aurizon (the "Arrangement"). Accordingly, closing of the Arrangement is anticipated to occur on June 1, 2013.

Investor Contact:

Jennifer North, Manager Investor Relations

Aurizon Mines Ltd.

Investor Relations: jennifer.north@aurizon.com

Telephone: 604-687-6600 Fax: 604-687-3932

Toll Free: 1-888-411-GOLD (4653)

Email: info@aurizon.com Website: www.aurizon.com

Media Contact:

Longview Communications

Trevor Zeck (604) 694-6037

Information Agent:

Georgeson

Toll Free (North America):

1-888-605-7616

Outside North America Call Collect:

1-781-575-2422

Email: askus@georgeson.com

Forward Looking Statement

This news release contains a forward-looking statement that is prospective in nature regarding the expected timing for the closing of the Arrangement (the “forward-looking statement”). The forward-looking statement is based on a number of assumptions, including the ability of the parties to satisfy in a timely manner, the remaining conditions to the closing of the Arrangement. Although management of Aurizon believes that the assumptions made and the expectations represented by such statement are reasonable, there can be no assurance that the forward-looking statement will prove to be accurate. You should not place undue reliance on the forward-looking statement. Aurizon specifically disclaims any obligation to reissue or update the forward-looking statement as a result of new information or events after the date hereof, except as may be required by law.